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                                 Exhibit 99.1

               CYTYC CORPORATION TO ACQUIRE PRO-DUCT HEALTH FOR
                       $167.5 MILLION IN CASH AND STOCK

                 Extends Product Line to Include Breast Cancer

BOXBOROUGH, MA, October 18, 2001--Cytyc Corporation (Nasdaq:CYTC), the developer and manufacturer of the ThinPrep(R) Pap Test(TM), today announced that it has entered into a definitive merger agreement to acquire Pro-Duct Health, Inc., a privately-held company that has developed an innovative, FDA-approved ductal lavage device designed to enhance the evaluation of risk for breast cancer. The procedure is currently used for women who are at high risk for breast cancer and is expected to enable the detection of atypical changes in cells lining the milk ducts, where an estimated 95 percent of all breast cancers originate. It is estimated that 5 million women in the United States are at high risk of developing breast cancer.

Under the terms of the agreement, Cytyc will pay Pro-Duct Health stockholders a combination of 5.0 million shares of Cytyc common stock and $38.5 million in cash in exchange for all of Pro-Duct's outstanding capital stock and vested options and warrants. The 5.0 million shares excludes approximately 150,000 shares that are reserved for issuance upon exercise of outstanding unvested Pro-Duct options being assumed by Cytyc in this acquisition. Based on the closing price on October 17, 2001, the total equity value of the transaction is approximately $167.5 million.

The acquisition will be a tax-free reorganization and will be treated as a purchase accounting transaction. The boards of directors of both companies have unanimously approved the agreement, which will require the approval of Pro-Duct stockholders and will be subject to the satisfaction of customary closing conditions and clearance under the Hart-Scott-Rodino Antitrust Improvements Act. In connection with the proposed merger, Cytyc will file a registration statement on Form S-3 with the SEC in order to register the resale of shares of Cytyc common stock issued to Pro-Duct stockholders in the merger, and Pro-Duct expects to mail a Proxy Statement/Prospectus to its stockholders containing information about the merger.

"We estimate that the Pro-Duct opportunity represents an initial, annual U.S. market potential of $1.5 billion, growing to $4.0 billion, and is an ideal fit for Cytyc. Pro-Duct's innovative ductal lavage device, in combination with the existing ThinPrep(R) System, will become the foundation of the ThinPrep(R) Breast Test," said Patrick J. Sullivan, Cytyc's president and chief executive officer.

"This acquisition capitalizes on the organizational capabilities we have developed over the last five years," Mr. Sullivan continued. "We have in place the resources and talent in the key areas of sales, marketing, manufacturing, regulatory and clinical affairs, consumer education, and reimbursement that will support further adoption of this important medical advance."

The transaction is scheduled to close in the fourth quarter of 2001. Cytyc expects to take a one-time charge of approximately $56 million, primarily associated with in-process research and
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development. Robert L. Bowen, Cytyc's chief financial officer, stated,
"Excluding nonrecurring charges, we are comfortable with the average 2001 pro forma fully diluted per share earnings estimates, as reported by First Call, of approximately $0.12 per share for the third quarter of 2001 and approximately $0.13 per share for the fourth quarter of 2001. This transaction is expected to be approximately $0.05 per share dilutive to Cytyc's earnings in 2002 and accretive to earnings and revenue growth in 2003 and beyond."

The proprietary ductal lavage catheter developed by Pro-Duct Health has been approved by the FDA to be used to collect cells from the lining of the milk ducts. The cell specimen is sent to a laboratory for slide preparation using the ThinPrep System and is then examined by a cytopathologist. The medical rationale for ductal lavage is compelling since a number of investigators, including the inventor of the Pap smear, Dr. George Papanicolaou, have published studies demonstrating that high-risk women with atypical milk duct cells have a significantly increased, near-term risk of developing breast cancer.

A large-scale, multi-site clinical trial by Dooley and colleagues evaluated ductal lavage using the Pro-Duct catheter. The study enrolled more than 500 women at high-risk for breast cancer who had nonsuspicious findings on mammograms and physical examinations within the previous 12 months. Atypical cells were detected in 23 percent of the study population. The authors concluded, "Ductal lavage is a safe, well-tolerated, and relatively noninvasive procedure for collecting breast ductal epithelial cells to allow for the determination and differentiation of normal, premalignant, and malignant cytology." The study was presented at the 50th Annual Clinical Meeting of the American College of Obstetricians and Gynecologists (ACOG) in April 2001. The clinical trial results have been accepted for publication in November in a prestigious peer-reviewed medical journal.

In addition, a research letter by Evron and colleagues, published in the April 27, 2001, issue of The Lancet, reported that cells collected from breast ducts can be tested for potential molecular breast cancer markers using methylation-specific PCR (MSP). The authors concluded, "Carrying out MSP in these fluid samples may provide a sensitive and powerful addition to mammographic screening for early detection of breast cancer."

Susan M. Love, M.D., Adjunct Professor of Surgery at UCLA and the Medical Director of the Susan Love, M.D. Breast Cancer Foundation, a nonprofit organization dedicated to the eradication of breast cancer, is one of the co-founders of Pro-Duct Health. Dr. Love, one of the preeminent breast cancer experts in the U.S., points out that with ductal lavage, "We finally have access to where breast cancer starts. Women with a statistical increased risk of breast cancer because of family history or genetic mutations can find out whether they have cellular changes at a point when they can explore preventive options." She continued, "The procedure is relatively painless and can be easily repeated periodically in premenopausal and postmenopausal high-risk women giving us the kind of information about changes in the breast that the Pap test has given us about the cervix."

Cytyc management will discuss the acquisition during a conference call on October 18, 2001, at 8:30 a.m. (Eastern). Investors may access the call by dialing 800-374-0727 or 706-634-2339. A webcast of the call may be accessed at Cytyc's web site, www.cytyc.com, where the event will be
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available for replay approximately two hours following the conference call until
October 25, 2001. In addition, a telephonic replay of the call will be available through October 25 by calling 800-642-1687 or 706-645-9291 (Access Code:
2114473).

Cytyc Corporation develops, manufactures, and markets the ThinPrep(R) System for medical diagnostic applications. The ThinPrep System consists of the ThinPrep(R) 2000 Processor, ThinPrep(R) 3000 Processor, and related reagents, filters, and other supplies. Morgan Stanley & Company Incorporated and Robertson Stephens, Inc., assisted Cytyc with this transaction. Morgan Stanley has provided an opinion to Cytyc as to the fairness to Cytyc, from a financial point of view, of the consideration to be provided in the merger.

Cytyc(R) and ThinPrep(R) are registered trademarks and ThinPrep(R) Pap Test(TM) is a trademark of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding management's expectations for future growth, profitability, product development and results, and objectives and expectations regarding future management and operations, including without limitation statements regarding the Pro-Duct Health acquisition and the ductal lavage procedure, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, receipt of the transaction and product development and marketing challenges, shareholder and regulatory approval, risks associated with the consummation and integration of the acquisition of Pro-Duct, including without limitation, dependence on proprietary technology, dependence on timely and adequate levels of third-party reimbursement, dependence on key personnel, management of growth and limited number of customers and lengthy sales cycle, as well as risks of downturns in economic conditions generally, and in the healthcare industry specifically, risks associated with competition and competitive pricing pressures, and other risks detailed in the Company's filings with the Securities and Exchange Commission including under the heading
"Certain Factors Which May Affect Future Results" in its 2000 Form 10-K filed with the Commission. In addition, revenues and earnings in the medical device industry are subject to fluctuation, and the growth rates recently experienced by the Company do not necessarily represent future operating results. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
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Contact:
  Cytyc Corporation
  Robert Bowen, Chief Financial Officer
  Anne Rivers, Investor Relations
  Jeff Keene, Healthcare Media
  978-266-3010
  www.cytyc.com